Exhibit 5.1

September 2, 2025

Actuate Therapeutics, Inc.

1751 River Run, Suite 400

Fort Worth, Texas 76107

Re: Registration Statement on Form S-3 filed by Actuate Therapeutics, Inc.

Ladies and Gentlemen:

We have acted as counsel to Actuate Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Base Prospectus”) that provides it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), will provide for the registration by the Company of the sale of the following securities:

•	shares of common stock, par value $0.000001 per share, of the Company (the “Common Stock”);

•	shares of preferred stock, par value $0.000001 per share, of the Company (the “Preferred Stock”);

•	debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.6 to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (the “Indenture”);

•	warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), which may be issued under one or more warrant agreements, to be dated on or about the date of the first issuance of the Warrants thereunder, by and between a warrant agent to be selected by the Company and the Company (each, a “Warrant Agreement”); and

•	units comprised of shares of Common Stock, shares of Preferred Stock, Debt Securities and Warrants in any combination in one or more series (the “Units”) which may be issued under unit agreements, to be dated on or about the date of the first issuance of the applicable Units thereunder, by and between a unit agent to be selected by the Company and the Company (each, a “Unit Agreement”).

The Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units, plus any additional Common Stock, Preferred Stock, Debt Securities, Warrants and Units that may be registered pursuant to any registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with an offering by the Company pursuant to the Registration Statement are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

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In connection with this opinion, we have examined and relied upon such documents and such matters of fact and law as we deem necessary to render the opinions contained herein. We have assumed the genuineness of all signatures, the legal capacity of all natural persons to execute and deliver documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials, the due authorization, execution and delivery of all documents by all persons other than the Company where execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

For purposes of the opinions set forth below, without limiting any other exceptions or qualifications set forth herein, we have assumed that (i) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and remain effective under the Securities Act at the time of issuance and sale of the Securities; (ii) that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (iii) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) that a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) each of the Debt Securities, Warrants and Units, and the Indentures, Warrant Agreements, Unit Agreements and other agreements governing Securities offered pursuant to the Registration Statement will be governed by the internal law of New York and (vi) after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock or Preferred Stock, as applicable, together with the total number of shares of such stock issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock or Preferred Stock, as applicable, then available for issuance under the Company’s certificate of incorporation as then in effect (the “Certificate of Incorporation”).

For purposes of the opinions set forth below, we refer to the following as the “Future Approval and Issuance” of Securities:

•	with respect to any of the Securities, (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the amount, issuance and terms of the offering of such Securities (the “Approval”) and (b) the issuance of such Securities in accordance with the Approval upon the receipt by the Company of the consideration (which, in the case of shares of Common Stock or Preferred Stock, is not less than the par value of such shares) to be paid in accordance with the Approval, including upon the exercise of any Warrants therefor;

•	with respect to Preferred Stock, (a) the establishment of the terms of such Preferred Stock by the Company in conformity with the Certificate of Incorporation and applicable law and (b) the execution, acknowledgement and filing with the Delaware Secretary of State, and the effectiveness of, a certificate of designations to the Certificate of Incorporation setting forth the terms of such Preferred Stock in accordance with the Certificate of Incorporation and applicable law;

•	with respect to Debt Securities, (a) the trustee is qualified to act as trustee under the indenture and the Company has filed a Form T-1 for the trustee with the Commission; (b) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (c) the authorization, approval, execution and delivery of the indenture or a supplemental indenture relating to such Securities by the Company and the trustee and/or (d) the establishment of the terms of such Securities by the Company in conformity with the indenture or supplemental indenture and applicable law, and (e) the execution, authentication and issuance of such Securities in accordance with the indenture or supplemental indenture and applicable law;

•	with respect to Warrants, (a) the approval, execution and delivery by the Company and any other parties thereto of any agreement under which such Securities are to be issued, and (b) the establishment of the terms of such Securities and the issuance of such Securities in conformity with those terms, the terms of any applicable agreement and applicable law; and

•	with respect to Units, (a) the approval, execution and delivery by the Company and any other parties thereto of any agreement under which such Securities are to be issued, and (b) the establishment of the terms of such Securities and the issuance of such Securities in conformity with those terms, the terms of any applicable agreement and applicable law.

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Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.	Upon the Future Approval and Issuance of shares of Common Stock, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.	Upon the Future Approval and Issuance of shares of Preferred Stock, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.	Upon the Future Approval and Issuance of Debt Securities, such Debt Securities will be valid and binding obligations of the Company.

4.	Upon the Future Approval and Issuance of Warrants, such Warrants will be valid and binding obligations of the Company.

5.	Upon the Future Approval and Issuance of Units, such Units will be valid and binding obligations of the Company.

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware and, as to the enforceability of the Debt Securities, the Warrants and the Units, the laws of the State of New York. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof. The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Baker & Hostetler LLP

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